UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 13, 2015 (March 13, 2015)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Valeant Pharmaceuticals International, Inc. (the “Company”) announced that VRX Escrow Corp., a newly formed wholly owned Canadian subsidiary of the Company, has priced its offering of the U.S. dollar equivalent of approximately $10.1 billion aggregate principal amount of senior unsecured notes to be issued in four series denominated in U.S. dollars and euro, including $2.0 billion aggregate principal amount of 5.375% senior unsecured notes due 2020 (the “2020 notes”), $3.25 billion aggregate principal amount of 5.875% senior unsecured notes due 2023 (the “2023 notes”), €1.5 billion aggregate principal amount of 4.50% senior unsecured notes due 2023 (the “Euro notes”), and $3.25 billion aggregate principal amount of 6.125% senior unsecured notes due 2025 (the “2025 notes” and together with the 2020 notes, the 2023 notes and the Euro notes, the “notes”).

The notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. These securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release announcing the pricing of the offering, dated March 13, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Howard B. Schiller
Name:	Howard B. Schiller
Title:	Executive Vice President and Chief Financial Officer

Date: March 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release announcing the pricing of the offering, dated March 13, 2015

4